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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Colonial Data Technologies Corp. and its subsidiary on Form S-2 of our report dated January 19, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Colonial Data Technologies Corp. and its subsidiary for the year ended December 31, 1994 and to the use in this Registration Statement of our report dated January 19, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Hartford, Connecticut

July 13, 1995